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                                                                    EXHIBIT 3.43


                                    CHARTER

                                       OF

                          TENNESSEE WOOLEN MILLS, INC.


     The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation organized under the Tennessee General Corporation Act, adopt the following charter for such corporation:

     1.   The name of the corporation is Tennessee Woolen Mills, Inc.

     2.   The duration of the corporation shall be perpetual.

     3. The address of the principal office of the corporation in the State of Tennessee shall be North Maple Street, Wilson County, Lebanon, Tennessee 37087.

     4.   The corporation is for profit.

     5. The purpose or purposes for which the corporation is organized are to engage in all facets of the textile business including but not limited to the purchase, manufacture, distribution and sale of various textile products and to engage in any lawful act or activity for which corporations for profit may be organized under the laws of the State of Tennessee; and the corporation shall have all powers necessary to conduct such business and engage in such activities, including, but not limited to, the powers enumerated in the Tennessee General Corporation Act or any amendment thereto.

     6. The maximum number of shares that the corporation shall have the authority to issue is 1,000 common shares without par value and 900 shares of 8% cumulative redeemable preferred shares with $1,000.00 par value per share.

     7. The corporation shall not commence business until consideration of not less than $1,000.00 has been received for the issuance of its shares.

     8. Shareholders of the corporation shall have the pre-emptive rights set forth in the Tennessee General Corporation Act.

     9. Subject to the provisions of Section 48-512 of the Tennessee General corporation Act, the Board of Directors of the corporation, shall have the power to distribute a portion of the assets of the corporation, in cash or in property, to holders of shares of the corporation out of the capital surplus of the corporation, and such power may be exercised without the vote of the shareholders.

     10. Whenever the Directors of the corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth action so taken, signed by all of the Directors entitled to vote thereon.



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     11.  The Board of Directors of the corporation may adopt, amend or repeal the By-laws or any By-law of the corporation by the vote of a majority of the members of the entire Board.


     Dated this 18th day of May, 1984.


                                                   /s/ RUSSELL H. HIPPE, JR.
                                                   --------------------------
                                                   Russell H. Hippe, Jr.
                                                   Incorporator


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                       DESIGNATION, REVOCATION OR CHANGE

                                       OF

                                REGISTERED AGENT

                                       OF

                          TENNESSEE WOOLEN MILLS, INC.


To the Secretary of State of the State of Tennessee:

     Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking, or changing, as the case may be, the registered agent for the corporation in the State of
Tennessee:

     1.   The name of the corporation is Tennessee Woolen Mills, Inc.

     2.   The address of the corporation is P.O. Box 728, Lebanon, Tennessee
          37087.

     3. The name and street address of its registered agent in the State of Tennessee shall be Russell H. Hippe, Jr., TRABUE, STURDIVANT & DEWITT, 25th Floor, Life & Casualty Tower, Nashville, TN 37219.

Dated this 18th day of May, 1984.

                                             TENNESSEE WOOLEN MILLS, INC.

                                             By:  /s/ RUSSELL H. HIPPE, JR.
                                                 --------------------------
                                                  Russell H. Hippe, Jr.
                                                  Incorporator
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                                    RESTATED
                                    CHARTER
                                       OF
                          TENNESSEE WOOLEN MILLS, INC.


     Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following restated charter:

     1.  The name of the corporation is Tennessee Woolen Mills, Inc.

     2.  The corporation is for profit.

     3.  The street address of the corporation's principal office is:

               North Maple Street
               Lebanon, Tennessee  37087
               County of Wilson.

     4.  (a)  The name of the corporation's registered agent is Jim Brubaker.

         (b) The address of the corporation's registered office in Tennessee is:

               North Maple Street
               Lebanon, Tennessee  37087
               County of Wilson.

     5. The number of shares of stock the corporation is authorized to issue is one million (1,000,000) shares of common stock, with no par value and 900 shares of 8% cumulative redeemable preferred shares, $1,000 per share par value.

     6.   The shareholders of the corporation shall not have preemptive rights.

     7. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 7 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Dated:  February 23, 1988

                                        TENNESSEE WOOLEN MILLS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------
                                           Title: [ILLEGIBLE]
                                                 -------------------
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                  CERTIFICATE OF TENNESSEE WOOLEN MILLS, INC.


     Pursuant to the provisions of Section 48-20-107(d) of the Tennessee Business Corporation Act, the undersigned corporation hereby certifies that:

     1. The attached Restated Charter of Tennessee Woolen Mills, Inc. (the "Company") contains amendments to the Charter of the Company requiring shareholder approval.

     2. The Restated Charter was duly adopted by the shareholders pursuant to Action Taken on Written Consent on February 23, 1988.

     IN WITNESS WHEREOF, this certificate has been duly executed and delivered by a duly authorized officer of the Company on this 23rd day of February, 1988.



                                   TENNESSEE WOOLEN MILLS, INC.

                                   By: /s/
                                      -----------------------------
                                        Title:
                                              ---------------------
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                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER

                                       OF

                          TENNESSEE WOOLEN MILLS, INC.

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its restated charter:

1.   The name of the corporation is Tennessee Woolen Mills, Inc.

2.   The text of the amendment adopted is:

          "Paragraph 5 of the corporation's restated charter is deleted in its entirety and replaced with the following:

          5.   The number of shares of stock the
          Corporation is authorized to issue is:

          (A)  One million (1,000,000) shares of Common
          Stock, no par value; and

          (B) One hundred (100) shares of Series A Stock, no par value. The Series A Stock shall have all the rights and privileges of the Corporation's Common Stock, except that the Series A Stock shall not be entitled to vote on matters submitted to the Corporation's shareholders."

3.   The corporation is a for-profit corporation.

4.   The amendment was duly adopted on January __, 1989 by the shareholders.


January      , 1989                             TENNESSEE WOOLEN MILLS, INC.
---------------------------                     ----------------------------
Signature Date                                  Name of Corporation



---------------------------                     ----------------------------
Signer's Capacity                               Signature


                                                ----------------------------
                                                Name (typed or printed)